UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2004

AM-CH, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9684	33-0147725
(State of other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

2 North Riverside, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code            (312) 466-3966

(Angelo and Maxie’s, Inc.)

(Former name, if changed since last report)

ITEM 2.01.   Completion of Acquisition or Disposition of Assets.

On November 30, 2004 the Registrant completed its previously announced sale of its last operating steakhouse located in New York to A&M Acquisition, LTD, a New York limited liability company.  Pursuant to the purchase agreement, the Company received $4,500,000 in cash subject to certain adjustments for current assets and current liabilities.  On December 6, 2004, the Registrant issued a press release announcing the sale.  The Registrant hereby incorporates by reference the information set forth in the press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01.   Financial Statements and Exhibits.

(b)  Pro forma financial information

Pro Forma Balance Sheet

(c)  Exhibits

99.1 Press Release dated December 6, 2004.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AM-CH, INC. (Registrant)

Date: December 6, 2004	By:	/s/ Greg Grosvenor
Greg Grosvenor
Chief Financial Officer

PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet as of September 27, 2004 is based upon the historical financial statements of the Company, adjusted to illustrate the effect of the sale as if it had been consummated on September 27, 2004.  As the Company has sold all of its restaurants, a consolidated statement of operations has not been presented, since such a presentation would not be meaningful.  However, it is anticipated that estimated monthly revenue of approximately $12,000 will be offset by estimated monthly expenses of approximately $50,000.

The unaudited pro forma consolidated financial information is presented for informational purposes only and is not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the sale been consummated as of the date indicated above nor does it purport to indicate results which may be attained in the future.

The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements of the Registrant, including the notes thereto, which are included in its Annual Report on Form 10-K for the fiscal year ended December 29, 2003, filed with the Securities and Exchange Commission (“SEC”) on March 25, 2004, and its Quarterly Reports on Form 10-Q, for the quarterly period ended March 29, 2004, filed with the SEC on May 13, 2004, for the quarterly period ended June 28, 2004, filed with the SEC on August 12, 2004, and for the quarterly period ended September 27, 2004, filed with the SEC on November 15, 2004.

AM-CH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 27, 2004	Sold Properties	Pro Forma
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	7,140	4,854	11,994
Accounts receivable, net	99	(67)	32
Inventories	115	(115)	0
Prepaid expenses and other current assets	744	(694)	50
Total current assets	8,098	3,978	12,076
Equipment and improvements:
Equipment	540	(540)	0
Leasehold interests and improvements	915	(915)	0
	1,445	(1,455)	0
Less: Accumulated depreciation and amortization	785	(785)	0
Equipment and improvements, net	670	(670)	0
Other non-current assets:
Restricted cash	2,302	(272)	2,030
Leased property under capital leases, net	1,032		1,032
Intangibles, net	1,543	(1,543)	0
Other non-current assets	112	(15)	97
Total other non-current assets	4,989	(1,830)	3,159
Total assets	13,757	1,478	15,235

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of non-current liabilities	33		33
Accounts payable	884	(380)	504
Accrued liabilities	1,501		1,501
Deferred gain	0	0	0
Total current liabilities	2,418	(380)	2,038
Non-current liabilities (excluding current portion):
Long-term portion of capital lease obligation	1,820		1,820
Other long-term obligations	96		96
Total non-current liabilities (excluding current portion)	1,916	0	1,916
Stockholders’ equity:
Preferred stock	4,135		4,135
Common stock	20		20
Additional paid-in capital	65,460		65,460
Retained deficit	(60,192)	1,858	(58,334)
Total stockholders’ equity	9,423	1,858	11,281
Total liabilities and stockholders’ equity	13,757	1,478	15,235